October 15, 1997
To the Shareholders and Board
of Directors ofThe Emerging Markets
Income Fund IncIn planning and
performing our audit of the financial
statements of The Emerging Markets
Income Fund Inc (the "Fund") for the
year ended August 31, 1997, we
considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.
The management of the Fund is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of control activities. Generally, control activities that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.
Those control activities include the
safeguarding of assets against
unauthorized acquisition, use or
disposition.Because of inherent
limitations in internal control,
errors or irregularities may occur
and not be detected.  Also, projection
of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American
Institute of Certified Public Accountants.
A material weakness is a condition in
which the design or operation of any
specific internal control components
does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including control activities for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 1997.This report is intended solely for the information and use of management and the Board of Directors of the Fund and the Securities and Exchange Commission.


PRICE WATERHOUSE LLP